UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 29, 2025
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

An amended form of grant for restricted stock units, or RSUs, to be issued to non-employee directors pursuant to the Workiva Inc. Amended and Restated 2014 Equity Incentive Plan, is included as an exhibit to this report.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As reported below under Item 5.07, on May 29, 2025, the stockholders of Workiva Inc., a Delaware corporation (the "Company"), approved an amendment (the "Amendment") to the Company's Certificate of Incorporation to allow for the exculpation of officers as permitted by Delaware law, as described in additional detail in Proposal No. 4 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 17, 2025. The Amendment was previously approved by the Board of Directors of the Company (the "Board") and became effective upon the filing of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on May 29, 2025. The Amended and Restated Certificate of Incorporation also includes certain other technical and conforming revisions. The foregoing summary of the Amended and Restated Certificate of Incorporation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on May 29, 2025. The results for each matter voted on by the stockholders at that meeting were as follows:

Proposal 1: Election of three Class II directors

Director	Term Expiring	For	Withhold	Broker Non-Votes
Astha Malik	2028	77,619,559	3,139,605	3,280,720
Suku Radia	2028	67,843,271	12,915,893	3,280,720
Martin J. Vanderploeg, Ph.D.	2028	66,814,848	13,944,316	3,280,720
As a result, each of Ms. Malik, Mr. Radia and Mr. Vanderploeg was elected for a term expiring at the 2028 Annual Meeting of Stockholders.

Proposal 2: Advisory approval of the compensation of the named executive officers

For	Against	Abstain	Broker Non-Votes
73,717,452	6,974,930	66,782	3,280,720
As a result, the proposal of the compensation of the named executive officers was approved.

Proposal 3: Advisory approval on the frequency of stockholder advisory votes on executive compensation

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
80,641,867	4,245	48,065	64,987	3,280,720
As a result, the proposal to hold future stockholder votes to approve the compensation of our named executive officers every year was approved by stockholders. The Company’s Board of Directors, who recommended a one-year frequency, has determined that the Company will hold its advisory executive compensation vote every year.

Proposal 4: Approval of the amendment of our Certificate of Incorporation to allow for the exculpation of officers as permitted by Delaware law

For	Against	Abstain	Broker Non-Votes
60,647,582	20,029,516	82,066	3,280,720
As a result, the proposal of the amendment of our Certificate of Incorporation was approved.

Proposal 5: Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025

For	Against	Abstain
83,807,542	190,099	42,243
As a result, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified.

Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

3.1(a)	Amended and Restated Certificate of Incorporation of Workiva Inc. (clean)

3.1(b)	Amended and Restated Certificate of Incorporation of Workiva Inc. (marked)

10.1	Form of Restricted Stock Unit Agreement (Non-Employee Directors)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 2nd day of June, 2025.

WORKIVA INC.

By:	/s/ Brandon E. Ziegler
Name:	Brandon E. Ziegler
Title:	Executive Vice President, Chief Legal and Administrative Officer and Corporate Secretary